UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020 (December 3, 2020)

HEXCEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

(Address of principal executive offices, including zip code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	New York Stock Exchange
Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

On December 3, 2020, upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”), the Board increased the number of members of the Board from 8 to 9 and appointed Dr. Marilyn L. Minus to fill the vacancy created by increasing the size of the Board, effective immediately. In addition, effective as of December 3, 2020, Dr. Minus has been named to the Nominating, Governance and Sustainability Committee of the Board.

Dr. Minus, age 42, is a Professor in the Department of Mechanical and Industrial Engineering at Northeastern University, a role she has held since July 2018. She was also appointed the Chair of the Department of Mechanical and Industrial Engineering at Northeastern in May 2020. Since January 2010, she has served as a director of the Macromolecular Innovation in Nano-materials Utilizing Systems Laboratory. Prior to being appointed to the role of Professor and Chair of the Department of Mechanical and Industrial Engineering at Northeastern, Dr. Minus was an Assistant Professor from January 2010 until June 2015; an Associate Professor from July 2015 until July 2018; and the Associate Chair for Graduate and Research Affairs, Department of Mechanical and Industrial Engineering from July 2018 until April 2020. Dr. Minus is a member of the American Society for Mechanical Engineers, American Chemical Society, and Materials Research Society, Institute of Industrial and Systems Engineers, and Society for the Advancement of Material and Process Engineering. She holds a B.S. in Textile and Fiber Engineering, and a Ph.D. in Polymer, Textile and Fiber Engineering, from Georgia Institute of Technology.

Dr. Minus will participate in the Company’s non-employee director compensation program as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2020, including, effective upon the date of her appointment, the annual equity grant of restricted stock units pursuant to the terms of the form of Restricted Stock Unit Agreement for Non-Officer Directors attached as Exhibit 10.1 hereto.

There is no arrangement or understanding between Dr. Minus and any other persons pursuant to which Dr. Minus was selected as a director, and there are no related party transactions involving Dr. Minus that are reportable under Item 404(a) of Regulation S-K.

Director Retirement

On December 3, 2020, Joel S. Beckman informed the Board of his intention to retire from the Board, effective as of January 1, 2021. Mr. Beckman joined the Board in 2003 and serves on the Nominating, Governance and Sustainability Committee of the Board. Mr. Beckman’s decision to retire from the Board was not the result of any dispute or disagreement with the Company. The size of the Board will be reduced from 9 to 8 effective upon the date of Mr. Beckman’s retirement.

Principal Accounting Officer Appointment

On December 3, 2020, the Board appointed Amy S. Evans to the position of Senior Vice President, Chief Accounting Officer, effective as of December 7, 2020. Prior to joining the Company, Ms. Evans, age 58, served as the Vice President and Chief Accounting Officer of Titan International, Inc. from March 2018 until December 2020. Prior to joining Titan, Ms. Evans served as an advisor to the Executive Leadership team at Stericycle Inc. from November 2017 to February 2018; interim Senior Vice President and Chief Accounting Officer at R.R. Donnelley & Sons Company from August 2017 to November 2017; and VP, Corporate Controller of Impellam North America from January 2017 to March 2017. From 2014 to 2016, Ms. Evans was Controller at Navigant Consulting Inc. Ms. Evans is a Certified Public Accountant and started her career as an auditor at Price Waterhouse.

Ms. Evans will participate in the Company’s annual cash bonus plan and long-term equity incentive program, and receive severance pay in the event she is terminated by the Company without cause, each at a level commensurate with her position.

There is no arrangement or understanding between Ms. Evans and any other persons pursuant to which Ms. Evans was selected as an officer, and there are no related party transactions involving Ms. Evans that are reportable under Item 404(a) of Regulation S-K. Ms. Evans does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Restricted Stock Unit Agreement for Non-Employee Directors (Non-Deferred Annual Grant).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

Date: December 7, 2020	By:	/s/ Gail E. Lehman
Gail E. Lehman
Executive Vice President, General Counsel & Secretary